                                                                    EXHIBIT 25.1

                                   FORM T-1

                ==============================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              ===================

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(B)(2)__________

                              ===================

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

          NEW YORK                                     13-3818954
(Jurisdiction of incorporation                      (I.R.S. employer
if not a U.S. national bank)                       identification No.)

    114 WEST 47TH STREET                               10036-1532
         NEW YORK, NY                                  (Zip Code)
    (Address of principal
      executive offices)
                              ===================
                             PREMIER GRAPHICS INC.
              (Exact name of Obligor as specified in its charter)


             DELAWARE                                      62-1694320
    (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                    identification No.)

          6075 POPLAR AVENUE
              SUITE 401
          MEMPHIS, TENNESSEE                                  38119
(Address of principal executive offices)                   (Zip Code)

                           ________________________
                         11 1/2% SENIOR NOTES DUE 2005
                      (Title of the indenture securities)
                ==============================================

                             MASTER GRAPHICS, INC.
                (Exact name of Obligor as specified in charter)

            TENNESSEE                                        62-1694322
  (State or other jurisdiction of                         (I.R.S. employer
  incorporation or organization)                         identification No.)

                              ===================

                              HARPERPRINTS, INC.
                (Exact name of Obligor as specified in charter)

         NORTH CAROLINA                                      56-1074215
  (State or other jurisdiction of                        (I.R.S. employer
  incorporation or organization)                         identification No.)

                                    GENERAL

1.   GENERAL INFORMATION
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New
             York (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Premier Graphics Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS
     ----------------

     T-1.1     --   Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
                    97056).

     T-1.2     --   Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     ----------------
     (cont'd)

     T-1.4     --   The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference in Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
                    97056).

     T-1.6     --   The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.


NOTE
====

As of January 25, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                 _____________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 25th day of January, 1999.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee


By:   /s/ Patricia Stermer
     ---------------------------------
     Patricia Stermer
     Assistant Vice President

                                                                   EXHIBIT T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036



September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


     __________________________
By:  S/Gerard F. Ganey
     Senior Vice President

                                                                 EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 1998
                              ------------------

ASSETS
------
Cash and Due from Banks                                         $  339,287

Short-Term Investments                                             161,493

Securities, Available for Sale                                     563,176

Loans                                                            1,954,456
Less:  Allowance for Credit Losses                                  16,860
                                                                ----------
     Net Loans                                                   1,937,596
Premises and Equipment                                              58,809
Other Assets                                                       120,308
                                                                ----------
     TOTAL ASSETS                                               $3,180,669
                                                                ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                       $  646,593
     Interest Bearing                                            1,838,108
                                                                ----------
       Total Deposits                                            2,484,701


Short-Term Credit Facilities                                       375,849
Accounts Payable and Accrued Liabilities                           142,513
                                                                ----------
     TOTAL LIABILITIES                                          $3,003,063
                                                                ==========
STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                        14,995
Capital Surplus                                                     49,541
Retained Earnings                                                  109,648
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes                                   3,422
                                                                ----------
TOTAL STOCKHOLDER'S EQUITY                                         177,606
                                                                ==========
 TOTAL LIABILITIES AND
 STOCKHOLDER'S EQUITY                                           $3,180,669
                                                                ==========


I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statements of Condition has been prepared in conformance with the instruction issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Comptroller

November 2, 1998